Exhibit 99.1

STARBOARD RESOURCES, INC.

STATEMENTS OF REVENUES AND DIRECT
OPERATING EXPENSES OF THE OIL AND NATURAL GAS
PROPERTIES PURCHASED BY STARBOARD
RESOURCES, INC. FROM WHITE OAK
RESOURCES VI, LLC AND PERMIAN ATLANTIS LLC
AND
REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

DECEMBER 31, 2013 AND 2012

STARBOARD RESOURCES, INC.

CONTENTS

Report of Independent Registered Public Accounting Firm	1

Financial Statements

Statements of revenues and direct operating expenses of the oil and natural gas properties purchased by Starboard Resources, Inc. from White Oak Resources VI, LLC and Permian Atlantis LLC	2

Notes to statements of revenues and direct operating expenses of the oil and natural gas properties purchased by Starboard Resources Inc. from White Oak Resources VI, LLC and Permian Atlantis LLC	3-4

Supplemental Information (unaudited)

Supplemental Oil and Natural Gas Disclosures	6-10

Pro Forma Financial Information	12-14

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Starboard Resources, Inc.:

We have audited the accompanying statements of revenues and direct operating expenses of the oil and natural gas properties purchased by Starboard Resources, Inc. (the "Company") from White Oak Resources VI, LLC and Permian Atlantis LLC, as described in Note 1, for each of the years in the two-year period ended December 31, 2013.  These financial statements are the responsibility of the management of the Company.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Company’s Form 8-K, and is not intended to be a complete combined financial presentation of White Oak Resources VI, LLC and Permian Atlantis LLC.

In our opinion, the financial statements referred to above present fairly, in all material respects, the revenues and direct operating expenses of the oil and natural gas properties purchased by Starboard Resources, Inc. for each of the years in the two-year period ended December 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

/s/ Rothstein Kass
Dallas, Texas
May 14, 2014

STARBOARD RESOURCES, INC.

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES OF THE OIL AND NATURAL GAS PROPERTIES PURCHASED BY STARBOARD RESOURCES, INC. FROM WHITE OAK RESOURCES VI, LLC AND PERMIAN ATLANTIS LLC

Years Ended December 31,	2013	2012

Revenues	$2,828,867	$2,546,359
Direct operating expenses	1,190,636	1,020,394

Excess of revenues over direct operating expenses	$1,638,231	$1,525,965

See accompanying notes to statements of revenues and direct operating expenses of the oil and natural gas properties purchased by Starboard Resources, Inc. from White Oak Resources VI, LLC and Permian Atlantis LLC.

STARBOARD RESOURCES, INC.

NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES OF THE OIL AND NATURAL GAS PROPERTIES PURCHASED BY STARBOARD RESOURCES, INC. FROM WHITE OAK RESOURCES VI, LLC AND PERMIAN ATLANTIS LLC

1.	Properties

On March 26, 2014 (the “Acquisition Date”), Starboard Resources, Inc. (the “Company”) completed the purchase of oil and natural gas leases and leasehold interests (the “Oil and Natural Gas Properties”) with White Oak Resources VI, LLC and Permian Atlantis LLC (collectively the “Seller”).  The assets acquired are: (a) oil and natural gas leases and leasehold interests in Winkler and Loving Counties in Texas and Lea County, New Mexico; (b) twenty-nine wellbores; and (c) any contracts or agreements related to the foregoing lands, leases and wells.  The Oil and Natural Gas Properties include total acreage held by production of 5,160 gross developed acres (1,983.61 net developed acres). Additionally, producing wells and surrounding acreage have been unitized under Texas Railroad Commission regulations. Under the terms of the agreement, the Company purchased the Oil and Natural Gas Properties for $17,383,000 in cash.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The accompanying historical statements of revenues and direct operating expenses were prepared by the Company based on data from the Seller’s historical accounting records. Because the Oil and Natural Gas Properties were not separate legal entities, the accompanying statements varies from a complete income statement in accordance with accounting principles generally accepted in the United States of America in that it does not reflect certain expenses that were incurred in connection with the ownership and operation of the Oil and Natural Gas Properties including, but not limited to, general and administrative expenses, interest expense, and other expenses. These costs were not separately allocated to the Oil and Natural Gas Properties in the accounting records of the Seller. In addition, these allocations, if made using historical general and administrative structures and tax burdens, would not produce allocations that would be indicative of the historical performance of the Oil and Natural Gas Properties had they been the Company’s properties due to the differing size, structure, operations and accounting policies of the Seller and the Company. The accompanying statements also do not include provisions for depreciation, depletion, amortization and accretion, as such amounts would not be indicative of the costs which the Company will incur upon the allocation of the purchase price paid for the Oil and Natural Gas Properties. Furthermore, no balance sheet has been presented for the Oil and Natural Gas Properties because not all of the historical cost and related working capital balances are segregated or easily obtainable, nor has information about the Oil and Natural Gas Properties operating, investing and financing cash flows been provided for similar reasons. Accordingly, the statements of revenues and direct operating expenses of the Oil and Natural Gas Properties is presented in lieu of the full financial statements required under Item 3-05 of Securities and Exchange Commission Regulation S-X.

These financial statements were approved by management and available for issuance on May 14, 2014. Subsequent events have been evaluated through this date.

Revenue Recognition and Natural Gas Imbalances

Revenues and direct operating expenses included in the accompanying statements represent the Company’s acquired net working and revenue interests in the Oil and Natural Gas Properties and are presented on the accrual basis of accounting.

Natural gas imbalances are accounted for using the sales method.  Under this method, revenues are recognized based on actual volumes of oil and natural gas sold to purchasers.  However, the Oil and Natural Gas Properties have no history of significant natural gas imbalances.

STARBOARD RESOURCES, INC.

NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES OF THE OIL AND NATURAL GAS PROPERTIES PURCHASED BY STARBOARD RESOURCES, INC. FROM WHITE OAK RESOURCES VI, LLC AND PERMIAN ATLANTIS LLC

2.	Summary of Significant Accounting Policies (continued)

Direct Operating Expenses

Direct Operating expenses represent, pumpers' salaries, saltwater disposal, ad valorem taxes, repairs and maintenance, severance taxes, expensed workovers and other operating expenses.  Direct operating expenses are expensed as incurred.

Sales-Based Taxes

The Oil and Natural Gas Properties incur severance tax on the sale of its production which is generated in Texas.  These taxes are reported on a gross basis and are included in direct operating expenses within the accompanying statements of revenues and direct operating expenses of the oil and natural gas properties purchased by Starboard Resources, Inc. from White Oak Resources VI, LLC and Permian Atlantis LLC. Sales-based taxes for the years ended December 31, 2013 and 2012 were approximately $146,000 and $119,000, respectively.

Use of Estimates

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of revenues and direct expenses during the reporting periods. Actual results could differ from those estimates.

3.	Commitment and Contingencies

From time-to-time, the Company may become subject to proceedings, lawsuits and other claims in the ordinary course of business including proceedings related to environmental and other matters. Such matters are subject to many uncertainties, and outcomes are not predictable with assurance. The Company is unaware of any claim or lawsuit as of December 31, 2013.

The Company is subject to various possible contingencies that arise primarily from interpretation of federal and state laws and regulations affecting the oil and natural gas industry. Such contingencies include differing interpretations as to the prices at which oil and natural gas sales may be made, the prices at which royalty owners may be paid for production from their leases, environmental issues and other matters. Although management believes that it has complied with the various laws and regulations, administrative rulings and interpretations thereof, adjustments could be required as new interpretations and regulations are issued. In addition, environmental matters are subject to regulation by various federal and state agencies.

4.	Risk Concentrations

For the year ended December 31, 2013, revenues from the Oil and Natural Gas Properties 17 producing wells ranged from approximately 0.1% to 36.9% of total revenues.  These 17 wells are located in Winkler County, Texas, operated by the Company, and the oil, natural gas, and natural gas liquids produced are sold and marketed to four purchasers. Oil sales to three purchasers accounted for 90.7% of the oil sales, the purchasers accounted for approximately 40.1%, 27.3%, and 23.3% of the sales individually. Natural gas sales to two purchasers accounted for 81.6% of the natural gas sales, one purchaser accounted for approximately 60.1% and the other purchaser accounted for approximately 21.5%. Natural gas liquid sales to one purchaser accounted for approximately 55.3% of natural gas liquid sales.

SUPPLEMENTAL INFORMATION

Presented in accordance with
FASB ASC Topic 932, Extractive Activities - Oil and Natural Gas

STARBOARD RESOURCES, INC.

SUPPLEMENTAL INFORMATION

Supplemental Oil and Natural Gas Disclosures (Unaudited)

Proved Reserves Methodology

The Oil and Natural Gas Properties estimated proved reserves, as of December 31, 2013 and 2012, are made in accordance with the SEC’s final rule, Modernization of Oil and Gas Reporting, which amended Rule 4-10 of Regulation S-X (the “Final Rule”).  As defined by the Final Rule, proved reserves are those quantities of oil and natural gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible in future years from known reservoirs under existing economic conditions, operating methods, and government regulations. Projects to extract the hydrocarbons must have commenced or an operator must be reasonably certain that it will commence the projects within a reasonable time. In addition, there must exist, or there must be a reasonable expectation that there will exist, the legal right to produce or a revenue interest in the production, installed means of delivering oil and natural gas or related substances to market, and all permits and financing required to implement the projects. Further requirements for assignment of estimated proved reserves include the following:

The area of a reservoir considered proved includes (A) that portion delineated by drilling and defined by natural gas, oil, and/or water contacts, if any; and (B) adjacent undrilled portions of the reservoir that can, with reasonable certainty, be judged to be continuous with it and to contain economically producible oil or natural gas on the basis of available geoscience and engineering data. In the absence of data on fluid contacts, proved quantities in a reservoir are limited by the lowest known hydrocarbons and highest known oil seen in well penetrations unless geoscience, engineering, or performance data and reliable technology establishes a lower or higher contact with reasonable certainty. Reliable technologies are any grouping of one or more technologies (including computational methods) that have been field-tested and have been demonstrated to provide reasonably certain results with consistency and repeatability in the formation being evaluated or in an analogous formation.

Reserves which can be produced economically through applications of improved recovery techniques (including, but not limited to fluid injections) are included in the proved classification when successful testing by a pilot project in an area of the reservoir with properties no more favorable than in the reservoir as a whole, the operation of an installed program in the reservoir or an analogous reservoir, and other evidence using reliable technology establishes the reasonable certainty of the engineering analysis on which the project or program was based.

Existing economic conditions include prices and costs at which economic producibility from a reservoir is to be determined. The prices used are the average crude oil and natural gas prices during the twelve month period prior to the ending date of the period covered by the report, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within such period, unless prices are defined by contractual arrangements, excluding escalations based upon future conditions.

Reserves engineering is a subjective process of estimating underground accumulations of crude oil, condensate, natural gas, and natural gas liquids that cannot be measured in an exact manner. The accuracy of any reserves estimate is a function of the quality of available date and of engineering and geological interpretation and judgment. The reserves actually recovered, the timing of production of those reserves, as well as operating costs and the amount and timing of development expenditures may be substantially different from original estimates. Revisions result primarily from new information obtained from development drilling, production history, field tests, and data analysis and from changes in economic factors including expectation and assumptions as to availability of financing for development projects.

STARBOARD RESOURCES, INC.

SUPPLEMENTAL INFORMATION

Supplemental Oil and Natural Gas Disclosures (Unaudited) (continued)

Reserve Quantity Information

The following table presents the Company’s estimate of its proved Oil and Natural Gas Properties reserves all of which are located in the United States. The estimates have been prepared with the assistance of Forrest A. Garb & Associates, Inc., an independent petroleum reservoir engineering firm. Oil reserves are stated in barrels, natural gas reserves are stated in thousands of cubic feet, and natural gas liquids are stated in gallons.

PROVED-DEVELOPED AND UNDEVELOPED RESERVES	Crude Oil (Bbl)	Natural Gas (Mcf)	Natural Gas Liquids (gal)

December 31, 2011	433,713	8,944,146	4,477,466
Revisions of previous estimates	2,336	(5,238,469)	4,222,510
Extensions and discoveries	418,690	485,550
Acquisitions of reserves
Sales of reserves
Production	(22,077)	(176,597)	(103,925)
December 31, 2012	832,662	4,014,630	8,596,051
Revisions of previous estimates	(149,648)	(1,126,177)	(2,624,488)
Extensions and discoveries	108,560	1,145,150	2,387,380
Acquisitions of reserves
Sales of reserves
Production	(19,394)	(185,223)	(387,283)
December 31, 2013	772,180	3,848,380	7,971,660

PROVED DEVELOPED RESERVES
December 31, 2013	260,880	2,340,390	4,888,420
December 31, 2012	202,665	2,812,990	2,092,228

Future cash flows are computed by applying a first-day-of-the-month 12-month average price of natural gas (Henry Hub) and oil (West Texas Intermediate) to year end quantities of proved natural gas and oil reserves. Future operating expenses and development costs are computed primarily by the Company's petroleum engineers by estimating the expenditures to be incurred in developing and producing the Company’s proved natural gas and oil reserves at the end of the year, based on year end costs and assuming continuation of existing economic conditions.  For the year ended December 31, 2013, the oil and natural gas prices were applied at $96.90/Bbl and $3.67/MMBtu, respectively, in the standardized measure. For the year ended December 31, 2012, the oil and natural gas prices were applied at $94.68/Bbl and $2.76/MMBtu, respectively, in the standardized measure.

STARBOARD RESOURCES, INC.

SUPPLEMENTAL INFORMATION

Supplemental Oil and Natural Gas Disclosures (Unaudited) (continued)

Standardized Measure of Discounted Future Net Cash Flow and Changes Therein Relating to Proved Oil and Natural Gas Reserves

The following tables, which presents a standardized measure of discounted future cash flows and changes therein relating to proved oil and natural gas reserves as of December 31, 2013 and 2012 and for the years ended December 31, 2013 and 2012, is presented pursuant to ASC 932. In computing this data, assumptions other than those required by the Financial Accounting Standards Board could produce different results. Accordingly, the data should not be construed as being representative of the fair market value of the Oil and Natural Gas Properties proved oil and natural gas reserves.

A discount factor of 10 percent was used to reflect the timing of future net cash flows. The standardized measure of discounted future net cash flows is not intended to represent the replacement costs or fair value of the Oil and Natural Gas Properties. An estimate of fair value would take into account, among other things, the recovery of reserves not presently classified as proved, anticipated future changes in prices and costs, and a discount factor more representative of time value of money and the risks inherent in reserve estimates of natural gas and oil producing operations. There have been no estimates for future plugging and abandonment costs.

Standardized Measure of Discounted Future Net Cash Flows as of December 31, 2013

Future cash inflows	$94,613,500
Less: Future production costs	(29,729,790)
Future development costs	(11,422,260)
Future income tax expense	(12,226,673)
Future net cash flows	41,194,777
10% discount factor	(20,527,584)
Standardized measure of discounted future net cash inflows	$20,667,193
Estimated future development cost anticipated
for following two years on existing properties	$8,710,560

Changes in Standardized Measure of Discounted Future Net Cash Flows for the Year Ended December 31, 2013

Beginning of year	$24,494,809
Sales of oil and natural gas, net of production costs	(1,638,231)
Net changes in prices and production costs	(5,129,028)
Development costs incurred during the year	205,079
Changes in future development costs	4,620,922
Extensions, discoveries, and improved recoveries	4,134,939
Revisions of previous quantity estimates	(9,496,466)
Accretion of discount	2,626,823
Net change in income taxes	1,353,311
Purchases and sale of mineral interests
Timing and other	(504,965)
End of year	$20,667,193

STARBOARD RESOURCES, INC.

SUPPLEMENTAL INFORMATION

Supplemental Oil and Natural Gas Disclosures (Unaudited) (continued)

Standardized Measure of Discounted Future Net Cash Flows as of December 31, 2012

Future cash inflows	$110,002,810
Less: Future production costs	(28,187,310)
Future development costs	(16,794,390)
Future income tax expense	(16,196,957)
Future net cash flows	48,824,153
10% discount factor	(24,329,344)
Standardized measure of discounted future net cash inflows	$24,494,809
Estimated future development cost anticipated
for following two years on existing properties	$12,807,320

Changes in Standardized Measure of Discounted Future Net Cash Flows for the Year Ended December 31, 2012

Beginning of year	$21,335,794
Sales of oil and natural gas, net of production costs	(1,525,965)
Net changes in prices and production costs	(6,551,695)
Development costs incurred during the year	367,364
Changes in future development costs	(22,913)
Extensions, discoveries, and improved recoveries	12,105,266
Revisions of previous quantity estimates	(4,370,646)
Accretion of discount	2,646,939
Net change in income taxes	(131,382)
Purchases and sale of mineral interests
Timing and other	642,047
End of year	$24,494,809

Significant Changes in Reserves for the Year Ended December 31, 2013

Net Changes in Prices and Production Costs: For the year ended December 31, 2013, the oil and natural gas prices were applied at $96.90/Bbl and $3.67/MMBtu, respectively, in the standardized measure. At December 31, 2012, the oil and natural gas prices were applied at $94.68/Bbl and $2.76/MMBtu, respectively, in the standardized measure. The increase in oil and natural gas production costs resulted in a significant decrease in future expected cash flows and reserves.

Changes in Future Development Costs: During the year ended December 31, 2013, the Company adjusted its previous estimates of proved undeveloped reserves that the Company currently has interests in due to decreases in planned development and increase in estimated production costs.

Extensions, Discoveries, and Improved Recoveries: During the year ended December 31, 2013, the Company had extensions and discoveries of 108,560 Bbl of crude oil, 1,145,150 Mcf of natural gas, and 2,387,380 gal of natural gas  liquids from primarily newly identified drilling opportunities in the Crittendon oil and natural gas field.

STARBOARD RESOURCES, INC.

SUPPLEMENTAL INFORMATION

Supplemental Oil and Natural Gas Disclosures (Unaudited) (continued)

Significant Changes in Reserves for the Year Ended December 31, 2013 (continued)

Revisions of Previous Quantity Estimates: During the year ended December 31, 2013, the Company adjusted its previous estimates by (149,648) Bbl of crude oil, (1,126,177) Mcf of natural gas, and  (2,624,488) gal of natural gas liquids from primarily revisions of proved non-producing and undeveloped reserves that the Company currently has interests in due to increases in estimated production costs.

Accretion of Discount: Accretion during the year ended December 31, 2013 was the result of accretion of the future net revenues at a standard rate of 10% due to the passage of time.

Significant Changes in Reserves for the Year Ended December 31, 2012

Net Changes in Prices and Production Costs: For the year ended December 31, 2012, the oil and natural gas prices were applied at $94.68/Bbl and $2.76/MMBtu, respectively, in the standardized measure. At December 31, 2011, the oil and natural gas prices were applied at $95.84/Bbl and $4.15/MMBtu, respectively, in the standardized measure. The decrease in oil and natural gas prices resulted in a significant decrease in future expected cash flows and reserves.

Extensions, Discoveries, and Improved Recoveries: During the year ended December 31, 2012, the Company had extensions and discoveries of 418,690 Bbl of crude oil and 485,550 Mcf of natural gas from primarily newly identified drilling opportunities in the Crittendon oil and natural gas field.

Revisions of Previous Quantity Estimates: During the year ended December 31, 2012, the Company adjusted its previous estimates by 2,336 Bbl of crude oil, (5,238,469) Mcf of natural gas, and 4,222,510 gal of natural gas liquids from primarily revisions of proved undeveloped reserves that the Company currently has interests in due to increases in estimated production costs.

Accretion of Discount: Accretion during the year ended December 31, 2012 was the result of accretion of the future net revenues at a standard rate of 10% due to the passage of time.

SUPPLEMENTAL INFORMATION

Pro Forma Financial Information

STARBOARD RESOURCES, INC.

SUPPLEMENTAL INFORMATION
PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

Property Acquisition

On March 26, 2014 (the “Acquisition Date”), Starboard Resources, Inc. (the “Company”) completed the purchase of oil and natural gas leases and leasehold interests (the “Oil and Natural Gas Properties”) with White Oak Resources VI, LLC and Permian Atlantis LLC (collectively the “Seller”).  The assets acquired are: (a) oil and natural gas leases and leasehold interests in Winkler and Loving Counties in Texas and Lea County, New Mexico; (b) twenty-nine wellbores; and (c) any contracts or agreements related to the foregoing lands, leases and wells.  The Oil and Natural Gas Properties include total acreage held by production of 5,160 gross developed acres (1,983.61 net developed acres). Additionally, producing wells and surrounding acreage have been unitized under Texas Railroad Commission regulations. Under the terms of the agreement, the Company purchased the Oil and Natural Gas Properties for $17,383,000 in cash.

Unaudited Pro Forma Condensed Combined Financial Statements

The following unaudited pro forma financial statements and related footnotes give effect to the acquisition of the Oil and Natural Gas Properties. The unaudited pro forma condensed statement of operations for the year ended December 31, 2013 reflects the acquisition of the Oil and Natural Gas Properties as if it had occurred on January 1, 2013.

The unaudited pro forma adjustments are based upon currently available information and certain assumptions that the Company believes to be reasonable under the circumstances. Pursuant to Regulation S-X, Article 11, of the Securities and Exchange Commission, pro forma adjustments include the effects of events that are directly attributable to the acquisition and are factually supportable. As actual adjustments may differ from pro forma adjustments, the unaudited pro forma combined financial information has been prepared for informational purposes only. It is not intended to be indicative of the Company's results of operations or financial position that might have been achieved had the acquisition been completed as of the dates presented, or the Company's future results of operations or financial position.

These unaudited pro forma condensed combined financial statements should be read in conjunction with the Company's Annual Report on Form 10-K for the year ended December 31, 2013, as filed on March 31, 2014.

STARBOARD RESOURCES, INC.

SUPPLEMENTAL INFORMATION
PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2013

	Starboard Resources, Inc. Historical (unaudited)	Oil and Natural Gas Properties Acquired Historical (unaudited)		Pro Forma Adjustments (unaudited)			Pro Forma Combined (unaudited)
Oil, natural gas, and related product sales	$14,965,153		$2,828,867	$			$17,794,020

Expenses
Depreciation and depletion	6,436,367				674,651	(1)	7,111,018
Lease operating	4,237,207		1,044,302				5,281,509
General and administrative	3,087,035						3,087,035
Professional fees	777,655						777,655
Production taxes	434,623		146,334				580,957
Exploration	43,794						43,794

Total expenses	15,016,681		1,190,636		674,651		16,881,968

Operating income (loss)	(51,528)		1,638,231		(674,651)		912,052

Other income (expense)
Interest income	1,434						1,434
Interest expense	(747,659)				(2,036,290)	(2)	(2,783,949)
Going public delay expense	(425,005)						(425,005)
Loss from derivative contracts	(23,153)						(23,153)

Total other expense	(1,194,383)				(2,036,290)		(3,230,673)

Income (loss) before income taxes	(1,245,911)		1,638,231		(2,710,941)		(2,318,621)

Income tax expense
Current income taxes	26,502				(364,721)	(3)	(338,219)
Deferred income taxes	602,747						602,747

Total income tax expense	629,249				(364,721)		264,528

Net loss	$(1,875,160)		$1,638,231		$(2,346,220)		$(2,583,149)

Net loss per basic and diluted common share	$(0.15)	$		$			$(0.21)

Weighted average basic and diluted common shares outstanding	12,362,336						12,362,336

STARBOARD RESOURCES, INC.

SUPPLEMENTAL INFORMATION
PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2013 (continued)

(1)	Reflects additional depletion expense attributable to the Oil and Natural Gas Properties acquired based on the preliminary purchase price allocations.
(2)
Reflects additional interest expense attributable to notes payable obtained to finance the Oil and Natural Gas Properties acquisition and accretion of the asset retirement obligations assumed as part of the Oil and Natural Gas Properties acquisition.

(3)
Reflects adjustment to the income tax provision for the estimated impact of the Oil and Natural Gas Properties' revenue and direct operating expenses, depletion, and interest expenses.  Income taxes were adjusted using a combined federal and state tax rate of 34%.

Financial Statement Presentation and Preliminary Purchase Price Allocation

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2013 was derived from the statements of revenues and direct operating expenses of the Oil and Natural Gas Properties for the years ended December 31, 2013 and 2012, together with pro forma adjustments to give effect to the acquisition as if it occurred on January 1, 2013.

These unaudited pro forma condensed combined financial statements are provided for illustrative purposes and do not purport to represent what the Company's results of operations or financial position would have been if such transactions had occurred on the above mentioned date. This statement was prepared based on accounting principles generally accepted in the United States. The use of estimates is required and actual results could differ from the estimates used. The Company believes the assumptions used provide a reasonable basis for presenting the significant effects directly attributable to the acquisition.

The following purchase price allocation for the Oil and Natural Gas Properties is preliminary and includes significant use of estimates.  The fair values of the assets acquired and liabilities assumed are preliminary and are subject to revision as the Company continues to evaluate the fair value of these acquisitions.  Accordingly, the allocation will change as additional information becomes available and is assessed by management, and the impact of such changes may be material.  The following table summarizes the preliminary purchase price and preliminary estimated values of assets acquired and liabilities assumed:

Fair value of assets acquired and liabilities assumed
Proved oil and natural gas properties (4)	$18,225,736
Asset retirement obligations	(842,736)
Total fair value of assets acquired and liabilities assumed, net	$17,383,000

Cash consideration transferred	$17,383,000

(4) Amount includes asset retirement costs of approximately $842,736.